QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-09873, 333-82357, 333-106129, 333-129447 and 333-130336) and Registration Statements on Form S-3 (Nos. 333-04298, 333-28129, 333-82455, 333-88211, 333-87774, 333-104677, 333-106207, 333-121312, 333-128181 and 333-131426) of our report dated March 21, 2008 relating to the consolidated financial statements of Evergreen Operations, LLC and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the consolidated financial statements not necessarily being indicative of the conditions that would have existed or the results of operations had the Company been operated as an unaffiliated entity as discussed in Note 1) appearing in this Annual Report on Form 10-K of Evergreen Energy Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 21, 2008

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM